Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Sarah Devine	Darcy Reese
Corporate Media Relations	Vice President, Investor Relations
614/716-2011	614/716-2614

FOR IMMEDIATE RELEASE

AEP Names Industry Veteran Bill Fehrman
as President and Chief Executive Officer
Fehrman is an accomplished leader with decades of industry experience and expertise
Benjamin G.S. Fowke III to serve as senior advisor during transition and remain a Board member

COLUMBUS, Ohio, June 26, 2024 – American Electric Power’s (Nasdaq: AEP) Board of Directors has elected William J. “Bill” Fehrman as president and chief executive officer, effective Aug. 1, 2024.
Fehrman brings decades of utility operational leadership experience and in-depth knowledge of the energy industry. Most recently, he served as president and CEO of Centuri Holdings, where he helped to successfully launch Centuri as a public company, while leading their efforts to partner with regulated utilities to build, modernize and maintain energy infrastructure. Prior to that, he was president and CEO of Berkshire Hathaway Energy, where he drove significant financial growth and implemented key customer service initiatives. Fehrman also led MidAmerican Energy Company, PacifiCorp Energy and Nebraska Public Power District as president and CEO.
“Bill is an accomplished leader and industry veteran with a proven ability to drive operational excellence, produce strong financial results and deliver for customers and stakeholders,” said Sara Martinez Tucker, chairman of the AEP Board of Directors. “He led one of the nation’s largest electric utility companies and a utility infrastructure firm, and his expertise and unique perspectives will help AEP implement new solutions as we build the energy system of the future to power our communities. His diverse background in finance, operations, regulatory matters, safety, cybersecurity and renewable energy will be instrumental to advancing our strategic vision. As our industry continues to change rapidly, the Board is confident that Bill is the right person to seize the opportunities ahead and lead AEP in this next chapter.”

Fehrman is AEP’s 13th president and ninth CEO in the company’s 118-year history. He will succeed Ben Fowke, who has been serving as interim CEO since February 2024. Fowke, who was elected to the Board in 2022 and will continue as a board member, will serve as a senior advisor for several months to ensure a smooth transition.
“I’ve spent my entire career in the energy business and am honored to join a renowned industry leader like AEP during a pivotal time for the organization and our industry,” Fehrman said. “AEP has built a strong foundation with a long history of solid operational and financial results and a focus on customers. I’m committed to building on the company’s legacy of success and service by strengthening relationships with our stakeholders and continuing to execute our robust capital plan to enhance the resiliency of the grid and transform the company’s generation portfolio. I see incredible potential in this company, and I look forward to working with the best-in-class team at AEP to continue delivering safe, reliable and affordable service to customers and advancing our long-term growth strategy.”
Tucker continued, “I want to thank Ben for stepping into this interim CEO role and immediately providing exceptional leadership and guidance, setting the company up for success and driving value for our stakeholders. We’re grateful that he will serve as a senior advisor to the company to ensure a smooth transition and know he will continue to play a key role in shaping our strategy as a member of the Board.”
AEP also announced today that Linda A. Goodspeed is retiring from AEP’s Board of Directors, effective July 31, 2024.
“Throughout her nearly 20-year tenure on the Board, Linda has provided invaluable counsel and leadership to AEP as the company navigated the changing industry landscape,” Tucker said. “We’re grateful for her dedicated service to the company and wish her all the best in retirement.”

About William J. “Bill” Fehrman
Fehrman, 63, has been president and CEO of Centuri Holdings since January and previously served as president, CEO and a director of Berkshire Hathaway Energy (BHE), a subsidiary of Berkshire Hathaway, since 2018. From 2007 to 2018, Fehrman was president and CEO of MidAmerican Energy Company (MEC), which was acquired by BHE in 1999. Previously, he served in a variety of roles including senior vice president of BHE, president and CEO of PacifiCorp Energy and president and CEO of Nebraska Public Power District. Fehrman currently serves on the Boards of Centuri Holdings, Inc. and Vestas Wind Systems A/S. He earned a Bachelor of Science degree in Civil Engineering from the University of Nebraska and an MBA from Regis University.

About American Electric Power
At American Electric Power, based in Columbus, Ohio, we understand that our customers and communities depend on safe, reliable and affordable power. Our nearly 17,000 employees operate and maintain more than 40,000 miles of transmission lines, the nation's largest electric transmission system, and more than 225,000 miles of distribution lines to deliver power to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with approximately 29,000 megawatts of diverse generating capacity, including nearly 6,000 megawatts of renewable energy. AEP is investing $43 billion over the next five years to make the electric grid cleaner and more reliable. We are on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and have a goal to achieve net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement and inclusion. AEP's family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics and any associated disruption of AEP's business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of increased global trade tensions including the conflicts in Ukraine and the Middle East, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including failure to make progress on federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP's ability to recover significant storm restoration costs; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP's ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; AEP's ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP's ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, wildfires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel
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